Bank of Hawaii Corporation Second Quarter 2016 Financial Results

•Diluted Earnings Per Share $1.03
•Net Income $44.2 Million
•Board of Directors Increases Dividend to $0.48 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 25, 2016) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.03 for the second quarter of 2016, down from diluted earnings per share of $1.16 in the previous quarter and up from diluted earnings per share of $0.95 in the same quarter last year. Net income for the second quarter of 2016 was $44.2 million compared with net income of $50.2 million in the first quarter of 2016 and net income of $41.2 million in the second quarter of 2015. Income for the first quarter of 2016 included sales of $11.2 million in Visa Class B shares. There were no sales of Visa shares during the second quarter of 2016 or the second quarter of 2015.

Loan and lease balances increased to $8.3 billion at June 30, 2016, up 3.3 percent from March 31, 2016 and up 12.2 percent compared with June 30, 2015. Deposits grew 1.1 percent during the quarter, as balances increased to $13.6 billion at June 30, 2016 compared with $13.5 billion at March 31, 2016 and $13.1 billion at June 30, 2015.

“Bank of Hawaii Corporation continued to perform well during the second quarter of 2016,” said Peter Ho, Chairman, President and CEO.  “Loan balances continued to grow, our margin was stable and asset quality remains strong.  We continued to make progress on our many initiatives and completed the installation of 116 smart ATM machines during the quarter.  By the end of the second quarter consumer deposit transactions from these new ATMs and our mobile application have increased to approximately 30% of consumer deposit transactions enabling our branch staff to spend more time serving our customers.”

The return on average assets for the second quarter of 2016 was 1.14 percent, down from 1.30 percent in the previous quarter and up from 1.10 percent in the same quarter last year. The return on average equity for the second quarter of 2016 was 15.56 percent, down from 17.88 percent for the first quarter of 2016 and up from 15.33 percent in the second quarter of 2015. The efficiency ratio for the second quarter of 2016 was 57.35 percent compared with 54.88 percent in the previous quarter and 58.16 percent in the same quarter last year.

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Bank of Hawaii Corporation Second Quarter 2016 Financial Results     Page 2

For the six-month period ended June 30, 2016, net income was $94.5 million, an increase of $10.9 million from net income of $83.6 million during the same period last year. Diluted earnings per share were $2.19 for the first half of 2016, up from $1.92 for the first half of 2015. The return on average assets for the six-month period ended June 30, 2016 was 1.22 percent compared with 1.12 percent for the same six months in 2015. The year-to-date return on average equity was 16.71 percent, up from 15.75 percent for the six months ended June 30, 2015. The efficiency ratio for the first half of 2016 improved to 56.08 percent compared with 58.23 percent in the same period last year.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2016 was $106.5 million, an increase of $0.5 million compared with net interest income of $106.0 million in the first quarter of 2016 and an increase of $5.7 million compared with net interest income of $100.8 million in the second quarter of 2015. Net interest income in the second quarter of 2016 included interest recoveries of $1.0 million. The first quarter of 2016 included interest recoveries of $1.3 million. Net interest income for the first half of 2016 was $212.6 million, an increase of $12.2 million compared with net interest income of $200.4 million for the first half of 2015. Analyses of the changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin was 2.85 percent for the second quarter of 2016, down from 2.86 percent in the previous quarter and a 4 basis point increase from the net interest margin of 2.81 percent in the second quarter of 2015. The net interest margin for the first six months of 2016 was 2.86 percent compared with 2.81 percent for the same six-month period last year.

Results for the second quarter of 2016 included a provision for credit losses of $1.0 million due to the continued strong growth of loans and leases partially offset by improved credit metrics. Results for the first quarter of 2016 included a negative provision for credit losses of $2.0 million largely due to the full recovery of loans previously charged off. There was no provision for credit losses during the second quarter of 2015.

Noninterest income was $46.5 million in the second quarter of 2016, a decrease of $9.7 million compared with noninterest income of $56.2 million in the first quarter of 2016 and an increase of $0.6 million compared with noninterest income of $45.9 million in the second quarter of 2015. Noninterest income in the second quarter of 2016 included a service fee of $1.2 million resulting from the sale of trust real estate. Mortgage banking income increased to $4.1 million in the second quarter of 2016 due to higher loan production and increased sales of conforming loans. The increase in gains on loan sales was partially offset by a $2.6 million valuation impairment to our mortgage servicing rights primarily due to the recent decline in interest rates. Noninterest income in the first quarter of 2016 included a net gain of $11.2 million resulting from the sale of Visa Class B shares and net gains of $1.9 million related to sales of previously leased assets. Noninterest income in the second quarter of 2015 included a fee of $0.5 million related to the transition of services provided to some institutional 401k plans. Noninterest income for the first half of 2016 was $102.7 million, an increase of $4.5 million compared with noninterest income of $98.2 million for the first half of 2015.

Noninterest expense was $86.1 million in the second quarter of 2016, down $1.3 million compared with noninterest expense of $87.4 million in the first quarter of 2016 and up $2.5 million compared with noninterest expense of $83.6 million in the second quarter last year. Noninterest expense in the second quarter of 2016 included higher incentive compensation compared with the second quarter last year due to continued strong business growth, an increase of $1.0 million in medical costs from the previous quarter and separation expense of $0.4 million. Second quarter expenses were partially offset by a net gain of $1.3 million from the sale of bank-owned real estate property. Noninterest expense in the first quarter of 2016 included seasonal payroll-related expenses, higher incentive compensation compared with the previous year, and an increase of $0.5 million to the provision for unfunded commitments. First quarter

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Bank of Hawaii Corporation Second Quarter 2016 Financial Results     Page 3

expenses were partially offset by a net gain of $1.5 million from the sale of a real estate property. Noninterest expense in the second quarter of 2015 included separation expense of $0.9 million. An analysis of noninterest expenses related to salaries and benefits is included in Table 9. Noninterest expense for the first half of 2016 was $173.5 million, an increase of $3.0 million compared with noninterest expense of $170.5 million for the first half of 2015.

The effective tax rate for the second quarter of 2016 was 29.77 percent compared with 32.01 percent in the previous quarter and 31.56 percent in the same quarter last year. The lower effective tax rate in second quarter of 2016 was primarily due to the release of state tax reserves due to the lapse in the statute of limitations related to prior tax years. The effective tax rate for the first half of 2016 was 30.98 percent compared with 31.64 percent during the same period last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s asset quality remained strong during the second quarter of 2016. Total non-performing assets declined to $16.3 million at June 30, 2016, down $5.7 million from non-performing assets of $22.0 million at March 31, 2016 and down $13.2 million from non-performing assets of $29.5 million at June 30, 2015. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.20 percent at the end of the second quarter of 2016, down from 0.27 percent at the end of the first quarter of 2016, and down from 0.40 percent at the end of the second quarter last year.
Accruing loans and leases past due 90 days or more were $8.8 million at June 30, 2016, up from $7.9 million at March 31, 2016 and down from $9.7 million at June 30, 2015. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $52.2 million at June 30, 2016, up from $50.7 million at March 31, 2016 and $48.3 million at June 30, 2015. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net loan and lease charge-offs during the second quarter of 2016 were $1.7 million or 0.09 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $3.7 million were partially offset by recoveries of $2.0 million. The Company recorded a net recovery of loans and leases previously charged off of $3.8 million during the first quarter of 2016 as charge-offs of $4.9 million were more than offset by recoveries of $8.7 million. Net charge-offs in the second quarter of 2015 were $1.5 million and comprised of $3.5 million in charge-offs and recoveries of $2.0 million. Net recoveries in the first half of 2016 were $2.1 million compared with net charge-offs of $2.7 million, or 0.08 percent annualized of total average loans and leases outstanding for the first half of 2015.

The allowance for loan and lease losses was reduced to $103.9 million at June 30, 2016. The ratio of the allowance for loan and lease losses to total loans and leases was 1.25 percent at June 30, 2016, a decrease of 5 basis points from the previous quarter and commensurate with improvements in credit quality and the Hawaii economy. The reserve for unfunded commitments at June 30, 2016 was unchanged at $6.6 million. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

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Bank of Hawaii Corporation Second Quarter 2016 Financial Results     Page 4

Other Financial Highlights

Total assets were $15.86 billion at June 30, 2016, up from $15.65 billion at March 31, 2016 and $15.25 billion at June 30, 2015. Average total assets increased to $15.64 billion during the second quarter of 2016, up from $15.54 billion during the previous quarter and $15.04 billion during the same quarter last year.

The investment securities portfolio was $6.10 billion at June 30, 2016, down from $6.21 billion at March 31, 2016 and $6.47 billion at June 30, 2015 as loan growth continues to outpace deposit growth. The portfolio remains largely comprised of securities issued by U. S. government agencies and included $3.80 billion in securities held to maturity and $2.30 billion in securities available for sale at June 30, 2016.

Total loans and leases were $8.33 billion at June 30, 2016, up from $8.07 billion at March 31, 2016 and up from $7.43 billion at June 30, 2015. Average total loans and leases were $8.21 billion during the second quarter of 2016, up from $7.94 billion during the first quarter of 2016, and up from $7.30 billion during the same quarter last year.

The commercial loan portfolio was $3.31 billion at the end of the second quarter of 2016, an increase of 1.5 percent from commercial loans of $3.26 billion at the end of the first quarter of 2016, and up 8.6 percent from commercial loans of $3.04 billion at the end of the same quarter last year. The consumer loan portfolio was $5.03 billion at the end of the second quarter of 2016, an increase of 4.5 percent from consumer loans of $4.81 billion at the end of the first quarter of 2016 and up 14.6 percent from $4.39 billion at the end of the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits increased to $13.64 billion at June 30, 2016 compared with $13.49 billion at March 31, 2016 and $13.09 billion at June 30, 2015. Average total deposits were $13.45 billion during the second quarter of 2016, up from $13.33 billion during the previous quarter and $12.86 billion during the same quarter last year.

Consumer deposits were $6.62 billion at June 30, 2016, up from $6.57 billion at March 31, 2016 and up from $6.22 billion at June 30, 2015. Commercial deposits were $5.70 billion at June 30, 2016, up from $5.68 billion at March 31, 2016 and up from $5.52 billion at June 30, 2015. Other deposits, including public funds, were $1.33 billion at June 30, 2016, up from $1.24 billion at March 31, 2016 and down slightly from $1.34 billion at June 30, 2015. Deposit balances are summarized in Tables 7 and 10.

During the second quarter of 2016, the Company repurchased 213.0 thousand shares of common stock at a total cost of $14.6 million under its share repurchase program. The average cost was $68.71 per share repurchased. From the beginning of the share repurchase program initiated during July of 2001 through June 30, 2016, the Company has repurchased 53.3 million shares and returned over $2.0 billion to shareholders at an average cost of $37.62 per share. From July 1 through July 22, 2016, the Company repurchased an additional 60.0 thousand shares of common stock at an average cost of $68.65 per share. Remaining buyback authority under the share repurchase program was $85.6 million at July 22, 2016.

Total shareholders’ equity was $1.16 billion at June 30, 2016, up from $1.14 billion at March 31, 2016 and up from $1.08 billion at June 30, 2015. At June 30, 2016, the Tier 1 Capital Ratio was 13.66 percent compared with 13.85 percent at March 31, 2016 and 14.47 percent at June 30, 2015. The Tier 1 leverage ratio at June 30, 2016 was 7.29 percent compared with 7.25 percent at March 31, 2016 and 7.21 percent at June 30, 2015.

The Company’s Board of Directors declared a quarterly cash dividend of $0.48 per share on the Company’s outstanding shares. The dividend will be payable on September 15, 2016 to shareholders of record at the close of business on August 31, 2016.

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Bank of Hawaii Corporation Second Quarter 2016 Financial Results     Page 5

Hawaii Economy

Economic conditions in Hawaii continue to remain positive during the second quarter of 2016 due to an active construction industry, stable tourism, low unemployment, and a strong real estate market.  For the first five months of 2016, total visitor spending increased 1.0 percent and total arrivals increased 3.1 percent compared to the same period in 2015. The statewide seasonally-adjusted unemployment rate in Hawaii was 3.3 percent in June 2016 compared to 4.9 percent nationally. For the first six months of 2016, the volume of single-family home sales on Oahu increased 7.8 percent compared with the same period in 2015. The volume of condominium sales on Oahu increased 10.7 percent compared with the same period in 2015. During the first half of 2016 the median sales price of single-family homes on Oahu was 6.1 percent higher and the median sales price of a condominium was 7.4 percent higher compared with 2015. As of June 30, 2016, months of inventory of single-family homes and condominiums on Oahu remained low at approximately 3.0 months and 3.1 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its second quarter 2016 financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (877) 783-7534 in the United States and 1 (530) 379-4714 for international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, July 25, 2016. The replay number is 1 (855) 859-2056 in the United States and 1 (404) 537-3406 from international locations. Enter the pass code 40106598 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2016	2016	2015	2016	2015
For the Period:
Operating Results
Net Interest Income	$103,550	$103,024	$97,782	$206,574	$194,552
Provision for Credit Losses	1,000	(2,000)	—	(1,000)	—
Total Noninterest Income	46,519	56,207	45,925	102,726	98,232
Total Noninterest Expense	86,071	87,386	83,574	173,457	170,489
Net Income	44,245	50,210	41,154	94,455	83,596
Basic Earnings Per Share	1.04	1.17	0.95	2.21	1.93
Diluted Earnings Per Share	1.03	1.16	0.95	2.19	1.92
Dividends Declared Per Share	0.48	0.45	0.45	0.93	0.90

Performance Ratios
Return on Average Assets	1.14%	1.30%	1.10%	1.22%	1.12%
Return on Average Shareholders' Equity	15.56	17.88	15.33	16.71	15.75
Efficiency Ratio [1]	57.35	54.88	58.16	56.08	58.23
Net Interest Margin [2]	2.85	2.86	2.81	2.86	2.81
Dividend Payout Ratio [3]	46.15	38.46	47.37	42.08	46.63
Average Shareholders' Equity to Average Assets	7.31	7.27	7.16	7.29	7.14

Average Balances
Average Loans and Leases	$8,205,104	$7,940,097	$7,300,506	$8,072,600	$7,177,467
Average Assets	15,639,596	15,537,073	15,038,500	15,588,335	14,992,524
Average Deposits	13,453,953	13,334,550	12,863,274	13,394,251	12,825,074
Average Shareholders' Equity	1,143,884	1,129,561	1,076,467	1,136,722	1,070,324

Per Share of Common Stock
Book Value	$26.96	$26.43	$24.88	$26.96	$24.88
Tangible Book Value	26.23	25.70	24.15	26.23	24.15
Market Value
Closing	68.80	68.28	66.68	68.80	66.68
High	72.77	69.37	68.10	72.77	68.10
Low	64.96	54.55	58.70	54.55	53.90

		June 30,	March 31,	December 31,	June 30,
		2016	2016	2015	2015
As of Period End:
Balance Sheet Totals
Loans and Leases		$8,331,469	$8,065,610	$7,878,985	$7,428,438
Total Assets		15,860,901	15,654,695	15,455,016	15,248,043
Total Deposits		13,643,807	13,488,892	13,251,103	13,090,695
Other Debt		267,970	220,771	245,786	170,816
Total Shareholders' Equity		1,157,219	1,138,753	1,116,260	1,082,939

Asset Quality
Non-Performing Assets		$16,280	$22,015	$28,801	$29,450
Allowance for Loan and Lease Losses		103,932	104,677	102,880	106,006
Allowance to Loans and Leases Outstanding		1.25%	1.30%	1.31%	1.43%

Capital Ratios
Common Equity Tier 1 Capital Ratio		13.66%	13.85%	13.97%	14.47%
Tier 1 Capital Ratio		13.66	13.85	13.97	14.47
Total Capital Ratio		14.91	15.10	15.22	15.72
Tier 1 Leverage Ratio		7.29	7.25	7.26	7.21
Total Shareholders' Equity to Total Assets		7.30	7.27	7.22	7.10
Tangible Common Equity to Tangible Assets [4]		7.11	7.09	7.03	6.91
Tangible Common Equity to Risk-Weighted Assets [4]		13.49	13.62	13.62	14.03

Non-Financial Data
Full-Time Equivalent Employees		2,136	2,139	2,164	2,166
Branches		70	70	70	71
ATMs		451	452	456	455

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures					Table 2
		June 30,	March 31,	December 31,	June 30,
(dollars in thousands)		2016	2016	2015	2015
Total Shareholders' Equity		$1,157,219	$1,138,753	$1,116,260	$1,082,939
Less:	Goodwill	31,517	31,517	31,517	31,517
Tangible Common Equity		$1,125,702	$1,107,236	$1,084,743	$1,051,422

Total Assets		$15,860,901	$15,654,695	$15,455,016	$15,248,043
Less:	Goodwill	31,517	31,517	31,517	31,517
Tangible Assets		$15,829,384	$15,623,178	$15,423,499	$15,216,526

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$8,341,990	$8,130,093	$7,962,484	$7,495,744

Total Shareholders' Equity to Total Assets		7.30%	7.27%	7.22%	7.10%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.11%	7.09%	7.03%	6.91%

Tier 1 Capital Ratio		13.66%	13.85%	13.97%	14.47%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		13.49%	13.62%	13.62%	14.03%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2016	2016	2015	2016	2015
Interest Income
Interest and Fees on Loans and Leases	$82,323	$80,895	$73,565	$163,218	$144,526
Income on Investment Securities
Available-for-Sale	10,521	10,814	10,273	21,335	20,471
Held-to-Maturity	20,168	20,391	22,832	40,559	47,239
Deposits	2	4	2	6	5
Funds Sold	618	753	268	1,371	527
Other	153	212	310	365	612
Total Interest Income	113,785	113,069	107,250	226,854	213,380
Interest Expense
Deposits	3,081	2,886	2,405	5,967	4,773
Securities Sold Under Agreements to Repurchase	6,134	6,153	6,440	12,287	12,811
Funds Purchased	3	3	3	6	6
Other Debt	1,017	1,003	620	2,020	1,238
Total Interest Expense	10,235	10,045	9,468	20,280	18,828
Net Interest Income	103,550	103,024	97,782	206,574	194,552
Provision for Credit Losses	1,000	(2,000)	—	(1,000)	—
Net Interest Income After Provision for Credit Losses	102,550	105,024	97,782	207,574	194,552
Noninterest Income
Trust and Asset Management	12,707	11,256	12,355	23,963	24,535
Mortgage Banking	4,088	3,189	3,469	7,277	5,162
Service Charges on Deposit Accounts	8,150	8,443	8,203	16,593	16,740
Fees, Exchange, and Other Service Charges	13,978	13,444	13,352	27,422	26,249
Investment Securities Gains (Losses), Net	(312)	11,180	86	10,868	10,317
Annuity and Insurance	2,006	1,901	1,885	3,907	3,929
Bank-Owned Life Insurance	1,551	1,548	2,088	3,099	3,822
Other	4,351	5,246	4,487	9,597	7,478
Total Noninterest Income	46,519	56,207	45,925	102,726	98,232
Noninterest Expense
Salaries and Benefits	50,289	50,514	47,610	100,803	97,390
Net Occupancy	7,158	7,003	8,605	14,161	17,938
Net Equipment	5,065	5,409	4,826	10,474	10,114
Data Processing	3,972	3,951	3,673	7,923	7,446
Professional Fees	2,047	2,639	2,265	4,686	4,599
FDIC Insurance	2,144	2,352	2,068	4,496	4,208
Other	15,396	15,518	14,527	30,914	28,794
Total Noninterest Expense	86,071	87,386	83,574	173,457	170,489
Income Before Provision for Income Taxes	62,998	73,845	60,133	136,843	122,295
Provision for Income Taxes	18,753	23,635	18,979	42,388	38,699
Net Income	$44,245	$50,210	$41,154	$94,455	$83,596
Basic Earnings Per Share	$1.04	$1.17	$0.95	$2.21	$1.93
Diluted Earnings Per Share	$1.03	$1.16	$0.95	$2.19	$1.92
Dividends Declared Per Share	$0.48	$0.45	$0.45	$0.93	$0.90
Basic Weighted Average Shares	42,729,731	42,920,794	43,305,813	42,825,369	43,345,667
Diluted Weighted Average Shares	42,942,960	43,126,526	43,518,349	43,033,199	43,558,664

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2016	2016	2015	2016	2015
Net Income	$44,245	$50,210	$41,154	$94,455	$83,596
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	5,157	8,694	(7,610)	13,851	(2,316)
Defined Benefit Plans	141	141	220	282	440
Total Other Comprehensive Income (Loss)	5,298	8,835	(7,390)	14,133	(1,876)
Comprehensive Income	$49,543	$59,045	$33,764	$108,588	$81,720

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2016	2016	2015	2015
Assets
Interest-Bearing Deposits in Other Banks	$3,819	$4,453	$4,130	$3,420
Funds Sold	615,395	626,206	592,892	602,598
Investment Securities
Available-for-Sale	2,299,638	2,293,751	2,256,818	2,275,361
Held-to-Maturity (Fair Value of $3,890,220; $3,981,830; $4,006,412; and $4,240,732)	3,798,200	3,911,703	3,982,736	4,199,121
Loans Held for Sale	105,824	16,854	4,808	18,483
Loans and Leases	8,331,469	8,065,610	7,878,985	7,428,438
Allowance for Loan and Lease Losses	(103,932)	(104,677)	(102,880)	(106,006)
Net Loans and Leases	8,227,537	7,960,933	7,776,105	7,322,432
Total Earning Assets	15,050,413	14,813,900	14,617,489	14,421,415
Cash and Due from Banks	133,836	164,012	158,699	150,874
Premises and Equipment, Net	109,832	111,086	111,199	108,439
Accrued Interest Receivable	45,709	47,504	44,719	44,475
Foreclosed Real Estate	1,728	1,728	824	1,989
Mortgage Servicing Rights	19,631	22,663	23,002	23,426
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	271,274	269,723	268,175	265,133
Other Assets	196,961	192,562	199,392	200,775
Total Assets	$15,860,901	$15,654,695	$15,455,016	$15,248,043

Liabilities
Deposits
Noninterest-Bearing Demand	$4,383,496	$4,329,321	$4,286,331	$4,156,847
Interest-Bearing Demand	2,838,744	2,759,357	2,761,930	2,699,517
Savings	5,165,808	5,172,206	5,025,191	5,044,711
Time	1,255,759	1,228,008	1,177,651	1,189,620
Total Deposits	13,643,807	13,488,892	13,251,103	13,090,695
Funds Purchased	7,333	7,333	7,333	8,459
Short-Term Borrowings	—	408	—	—
Securities Sold Under Agreements to Repurchase	586,785	586,785	628,857	672,310
Other Debt	267,970	220,771	245,786	170,816
Retirement Benefits Payable	47,438	47,408	47,374	55,181
Accrued Interest Payable	5,532	5,661	5,032	5,254
Taxes Payable and Deferred Taxes	20,979	43,134	17,737	26,244
Other Liabilities	123,838	115,550	135,534	136,145
Total Liabilities	14,703,682	14,515,942	14,338,756	14,165,104
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: June 30, 2016 - 57,856,419 / 42,916,163;
March 31, 2016 - 57,849,536 / 43,080,503; December 31, 2015 - 57,749,071 / 43,282,153;
and June 30, 2015 - 57,745,324 / 43,535,020)	576	576	575	575
Capital Surplus	546,928	544,267	542,041	536,782
Accumulated Other Comprehensive Loss	(9,424)	(14,722)	(23,557)	(28,562)
Retained Earnings	1,370,308	1,347,374	1,316,260	1,278,672
Treasury Stock, at Cost (Shares: June 30, 2016 - 14,940,256; March 31, 2016 - 14,769,033;
December 31, 2015 - 14,466,918; and June 30, 2015 - 14,210,304)	(751,169)	(738,742)	(719,059)	(704,528)
Total Shareholders' Equity	1,157,219	1,138,753	1,116,260	1,082,939
Total Liabilities and Shareholders' Equity	$15,860,901	$15,654,695	$15,455,016	$15,248,043

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2015	43,282,153	$575	$542,041	$(23,557)	$1,316,260	$(719,059)	$1,116,260
Net Income	—	—	—	—	94,455	—	94,455
Other Comprehensive Income	—	—	—	14,133	—	—	14,133
Share-Based Compensation	—	—	3,314	—	—	—	3,314
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	201,445	1	1,573	—	(277)	4,900	6,197
Common Stock Repurchased	(567,435)	—	—	—	—	(37,010)	(37,010)
Cash Dividends Declared ($0.93 per share)	—	—	—	—	(40,130)	—	(40,130)
Balance as of June 30, 2016	42,916,163	$576	$546,928	$(9,424)	$1,370,308	$(751,169)	$1,157,219

Balance as of December 31, 2014	43,724,208	$574	$531,932	$(26,686)	$1,234,801	$(685,535)	$1,055,086
Net Income	—	—	—	—	83,596	—	83,596
Other Comprehensive Loss	—	—	—	(1,876)	—	—	(1,876)
Share-Based Compensation	—	—	3,731	—	—	—	3,731
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	213,289	1	1,119	—	(408)	5,394	6,106
Common Stock Repurchased	(402,477)	—	—	—	—	(24,387)	(24,387)
Cash Dividends Declared ($0.90 per share)	—	—	—	—	(39,317)	—	(39,317)
Balance as of June 30, 2015	43,535,020	$575	$536,782	$(28,562)	$1,278,672	$(704,528)	$1,082,939

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.0	$—	0.17%	$4.4	$—	0.41%	$3.5	$—	0.17%
Funds Sold	526.8	0.6	0.46	647.7	0.8	0.46	473.5	0.3	0.22
Investment Securities
Available-for-Sale
Taxable	1,619.7	6.9	1.72	1,588.5	7.2	1.80	1,558.6	6.5	1.68
Non-Taxable	691.8	5.5	3.17	715.0	5.6	3.15	725.8	5.8	3.17
Held-to-Maturity
Taxable	3,639.5	18.6	2.05	3,679.6	18.8	2.05	4,006.4	21.3	2.12
Non-Taxable	244.6	2.4	3.91	245.5	2.4	3.91	248.2	2.4	3.93
Total Investment Securities	6,195.6	33.4	2.16	6,228.6	34.0	2.19	6,539.0	36.0	2.20
Loans Held for Sale	19.9	0.2	3.64	12.2	0.1	3.89	11.1	0.1	3.66
Loans and Leases [1]
Commercial and Industrial	1,176.0	9.8	3.36	1,127.4	10.8	3.84	1,156.3	9.1	3.16
Commercial Mortgage	1,686.7	16.4	3.91	1,689.2	15.7	3.74	1,499.7	14.4	3.85
Construction	210.8	2.3	4.44	170.0	2.0	4.63	126.0	1.5	4.85
Commercial Lease Financing	196.4	1.2	2.36	198.9	1.3	2.69	225.1	2.0	3.47
Residential Mortgage	3,005.4	30.1	4.01	2,918.5	29.6	4.05	2,736.2	28.3	4.14
Home Equity	1,170.9	10.5	3.61	1,103.5	10.1	3.69	906.8	8.1	3.60
Automobile	405.9	5.2	5.18	388.6	5.0	5.19	344.4	4.5	5.20
Other [2]	353.0	6.9	7.78	344.0	6.5	7.64	306.0	5.7	7.51
Total Loans and Leases	8,205.1	82.4	4.03	7,940.1	81.0	4.09	7,300.5	73.6	4.04
Other	38.1	0.1	1.61	38.4	0.2	2.21	51.6	0.3	2.40
Total Earning Assets [3]	14,989.5	116.7	3.12	14,871.4	116.1	3.13	14,379.2	110.3	3.07
Cash and Due from Banks	120.4			131.0			125.8
Other Assets	529.7			534.7			533.5
Total Assets	$15,639.6			$15,537.1			$15,038.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,738.1	0.3	0.04	$2,761.6	0.3	0.04	$2,611.9	0.2	0.03
Savings	5,184.8	1.1	0.09	5,137.6	1.1	0.09	5,023.5	1.1	0.09
Time	1,214.8	1.7	0.57	1,208.4	1.5	0.50	1,256.6	1.1	0.35
Total Interest-Bearing Deposits	9,137.7	3.1	0.14	9,107.6	2.9	0.13	8,892.0	2.4	0.11
Short-Term Borrowings	7.3	—	0.15	7.8	—	0.14	8.5	—	0.14
Securities Sold Under Agreements to Repurchase	586.8	6.1	4.14	602.9	6.2	4.04	672.2	6.5	3.79
Other Debt	226.8	1.0	1.80	232.3	1.0	1.73	173.9	0.6	1.43
Total Interest-Bearing Liabilities	9,958.6	10.2	0.41	9,950.6	10.1	0.40	9,746.6	9.5	0.39
Net Interest Income		$106.5			$106.0			$100.8
Interest Rate Spread			2.71%			2.73%			2.68%
Net Interest Margin			2.85%			2.86%			2.81%
Noninterest-Bearing Demand Deposits	4,316.3			4,227.0			3,971.3
Other Liabilities	220.8			229.9			244.1
Shareholders' Equity	1,143.9			1,129.6			1,076.5
Total Liabilities and Shareholders' Equity	$15,639.6			$15,537.1			$15,038.5

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,977,000, $3,013,000 and $3,008,000 for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.2	$—	0.30%	$3.2	$—	0.30%
Funds Sold	587.3	1.4	0.46	478.9	0.5	0.22
Investment Securities
Available-for-Sale
Taxable	1,604.1	14.1	1.76	1,559.7	13.0	1.67
Non-Taxable	703.4	11.1	3.16	724.6	11.5	3.17
Held-to-Maturity
Taxable	3,659.5	37.5	2.05	4,073.2	44.0	2.17
Non-Taxable	245.1	4.8	3.91	248.7	4.9	3.94
Total Investment Securities	6,212.1	67.5	2.17	6,606.2	73.4	2.23
Loans Held for Sale	16.0	0.3	3.74	7.1	0.1	3.65
Loans and Leases [1]
Commercial and Industrial	1,151.7	20.6	3.59	1,143.5	18.0	3.17
Commercial Mortgage	1,687.9	32.1	3.82	1,474.8	28.1	3.84
Construction	190.4	4.3	4.53	115.0	2.6	4.64
Commercial Lease Financing	197.7	2.5	2.53	225.5	3.9	3.44
Residential Mortgage	2,962.0	59.6	4.03	2,684.0	55.8	4.16
Home Equity	1,137.2	20.6	3.65	892.7	16.2	3.66
Automobile	397.2	10.2	5.19	338.0	8.8	5.23
Other [2]	348.5	13.4	7.71	304.0	11.2	7.43
Total Loans and Leases	8,072.6	163.3	4.06	7,177.5	144.6	4.05
Other	38.2	0.4	1.91	58.8	0.6	2.08
Total Earning Assets [3]	14,930.4	232.9	3.13	14,331.7	219.2	3.07
Cash and Due from Banks	125.7			131.1
Other Assets	532.2			529.7
Total Assets	$15,588.3			$14,992.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,749.9	0.5	0.04	$2,594.6	0.4	0.03
Savings	5,161.2	2.3	0.09	4,982.5	2.2	0.09
Time	1,211.6	3.2	0.53	1,317.1	2.2	0.34
Total Interest-Bearing Deposits	9,122.7	6.0	0.13	8,894.2	4.8	0.11
Short-Term Borrowings	7.5	—	0.15	8.4	—	0.14
Securities Sold Under Agreements to Repurchase	594.9	12.3	4.09	675.2	12.8	3.77
Other Debt	229.5	2.0	1.77	173.9	1.2	1.43
Total Interest-Bearing Liabilities	9,954.6	20.3	0.41	9,751.7	18.8	0.39
Net Interest Income		$212.6			$200.4
Interest Rate Spread			2.72%			2.68%
Net Interest Margin			2.86%			2.81%
Noninterest-Bearing Demand Deposits	4,271.6			3,930.9
Other Liabilities	225.4			239.6
Shareholders' Equity	1,136.7			1,070.3
Total Liabilities and Shareholders' Equity	$15,588.3			$14,992.5

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
3 Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $5,990,000 and $5,886,000 for the six months ended June 30, 2016 and June 30, 2015, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended June 30, 2016
	Compared to March 31, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.2)	$—	$(0.2)
Investment Securities
Available-for-Sale
Taxable	0.1	(0.4)	(0.3)
Non-Taxable	(0.2)	0.1	(0.1)
Held-to-Maturity
Taxable	(0.2)	—	(0.2)
Total Investment Securities	(0.3)	(0.3)	(0.6)
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	0.4	(1.4)	(1.0)
Commercial Mortgage	—	0.7	0.7
Construction	0.4	(0.1)	0.3
Commercial Lease Financing	—	(0.1)	(0.1)
Residential Mortgage	0.9	(0.4)	0.5
Home Equity	0.6	(0.2)	0.4
Automobile	0.2	—	0.2
Other [2]	0.3	0.1	0.4
Total Loans and Leases	2.8	(1.4)	1.4
Other	—	(0.1)	(0.1)
Total Change in Interest Income	2.4	(1.8)	0.6

Change in Interest Expense:
Interest-Bearing Deposits
Time	—	0.2	0.2
Total Interest-Bearing Deposits	—	0.2	0.2
Securities Sold Under Agreements to Repurchase	(0.2)	0.1	(0.1)
Total Change in Interest Expense	(0.2)	0.3	0.1

Change in Net Interest Income	$2.6	$(2.1)	$0.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended June 30, 2016
	Compared to June 30, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$—	$0.3	$0.3
Investment Securities
Available-for-Sale
Taxable	0.2	0.2	0.4
Non-Taxable	(0.3)	—	(0.3)
Held-to-Maturity
Taxable	(1.9)	(0.8)	(2.7)
Total Investment Securities	(2.0)	(0.6)	(2.6)
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	0.1	0.6	0.7
Commercial Mortgage	1.8	0.2	2.0
Construction	0.9	(0.1)	0.8
Commercial Lease Financing	(0.2)	(0.6)	(0.8)
Residential Mortgage	2.7	(0.9)	1.8
Home Equity	2.4	—	2.4
Automobile	0.7	—	0.7
Other [2]	1.0	0.2	1.2
Total Loans and Leases	9.4	(0.6)	8.8
Other	(0.1)	(0.1)	(0.2)
Total Change in Interest Income	7.4	(1.0)	6.4

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Time	—	0.6	0.6
Total Interest-Bearing Deposits	—	0.7	0.7
Securities Sold Under Agreements to Repurchase	(0.9)	0.5	(0.4)
Other Debt	0.2	0.2	0.4
Total Change in Interest Expense	(0.7)	1.4	0.7

Change in Net Interest Income	$8.1	$(2.4)	$5.7

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Six Months Ended June 30, 2016
	Compared to June 30, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.2	$0.7	$0.9
Investment Securities
Available-for-Sale
Taxable	0.4	0.7	1.1
Non-Taxable	(0.3)	(0.1)	(0.4)
Held-to-Maturity
Taxable	(4.3)	(2.2)	(6.5)
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	(4.3)	(1.6)	(5.9)
Loans Held for Sale	0.2	—	0.2
Loans and Leases
Commercial and Industrial	0.1	2.5	2.6
Commercial Mortgage	4.1	(0.1)	4.0
Construction	1.8	(0.1)	1.7
Commercial Lease Financing	(0.4)	(1.0)	(1.4)
Residential Mortgage	5.6	(1.8)	3.8
Home Equity	4.4	—	4.4
Automobile	1.5	(0.1)	1.4
Other [2]	1.7	0.5	2.2
Total Loans and Leases	18.8	(0.1)	18.7
Other	(0.2)	—	(0.2)
Total Change in Interest Income	14.7	(1.0)	13.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Savings	0.1	—	0.1
Time	(0.2)	1.2	1.0
Total Interest-Bearing Deposits	(0.1)	1.3	1.2
Securities Sold Under Agreements to Repurchase	(1.5)	1.0	(0.5)
Other Debt	0.4	0.4	0.8
Total Change in Interest Expense	(1.2)	2.7	1.5

Change in Net Interest Income	$15.9	$(3.7)	$12.2

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2016	2016	2015	2016	2015
Salaries	$28,797	$29,141	$28,214	$57,938	$56,128
Incentive Compensation	5,917	5,965	4,959	11,882	9,473
Share-Based Compensation	2,746	2,310	2,751	5,056	5,096
Commission Expense	2,151	1,357	1,927	3,508	3,519
Retirement and Other Benefits	4,092	4,954	4,117	9,046	8,848
Payroll Taxes	2,288	3,577	2,278	5,865	5,863
Medical, Dental, and Life Insurance	3,872	2,892	2,449	6,764	5,633
Separation Expense	426	318	915	744	2,830
Total Salaries and Benefits	$50,289	$50,514	$47,610	$100,803	$97,390

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2016	2016	2015	2015	2015
Commercial
Commercial and Industrial	$1,174,879	$1,180,341	$1,115,168	$1,169,817	$1,173,259
Commercial Mortgage	1,712,271	1,687,199	1,677,147	1,622,119	1,528,685
Construction	226,062	192,909	156,660	129,254	118,714
Lease Financing	192,630	195,804	204,877	202,055	222,113
Total Commercial	3,305,842	3,256,253	3,153,852	3,123,245	3,042,771
Consumer
Residential Mortgage	3,032,981	2,929,388	2,925,605	2,875,605	2,787,847
Home Equity	1,213,154	1,131,796	1,069,400	993,817	931,191
Automobile	417,017	399,825	381,735	367,640	352,128
Other [1]	362,475	348,348	348,393	329,465	314,501
Total Consumer	5,025,627	4,809,357	4,725,133	4,566,527	4,385,667
Total Loans and Leases	$8,331,469	$8,065,610	$7,878,985	$7,689,772	$7,428,438

Deposits
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2016	2016	2015	2015	2015
Consumer	$6,618,164	$6,568,651	$6,445,510	$6,254,862	$6,221,691
Commercial	5,697,490	5,678,987	5,502,739	5,397,857	5,524,153
Public and Other	1,328,153	1,241,254	1,302,854	1,284,243	1,344,851
Total Deposits	$13,643,807	$13,488,892	$13,251,103	$12,936,962	$13,090,695

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2016	2016	2015	2015	2015
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$269	$666	$5,829	$8,532	$8,299
Commercial Mortgage	1,194	3,401	3,469	1,058	716
Total Commercial	1,463	4,067	9,298	9,590	9,015
Consumer
Residential Mortgage	9,979	13,719	14,598	14,749	14,918
Home Equity	3,110	2,501	4,081	3,814	3,528
Total Consumer	13,089	16,220	18,679	18,563	18,446
Total Non-Accrual Loans and Leases	14,552	20,287	27,977	28,153	27,461
Foreclosed Real Estate	1,728	1,728	824	1,392	1,989
Total Non-Performing Assets	$16,280	$22,015	$28,801	$29,545	$29,450

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$—	$—	$—	$750
Total Commercial	—	—	—	—	750
Consumer
Residential Mortgage	5,640	4,219	4,453	5,060	4,789
Home Equity	1,128	2,096	1,710	1,396	2,395
Automobile	464	524	315	631	323
Other [1]	1,518	1,099	1,096	1,058	1,395
Total Consumer	8,750	7,938	7,574	8,145	8,902
Total Accruing Loans and Leases Past Due 90 Days or More	$8,750	$7,938	$7,574	$8,145	$9,652
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$52,173	$50,707	$49,430	$49,506	$48,339
Total Loans and Leases	$8,331,469	$8,065,610	$7,878,985	$7,689,772	$7,428,438

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.17%	0.25%	0.36%	0.37%	0.37%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.20%	0.27%	0.37%	0.38%	0.40%

Ratio of Commercial Non-Performing Assets to Total Commercial
Loans and Leases and Commercial Foreclosed Real Estate	0.04%	0.12%	0.29%	0.31%	0.32%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.29%	0.37%	0.41%	0.44%	0.45%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.30%	0.37%	0.46%	0.49%	0.53%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$22,015	$28,801	$29,545	$29,450	$28,777
Additions	1,300	4,002	2,353	4,427	1,909
Reductions
Payments	(3,401)	(6,012)	(2,473)	(1,191)	(1,020)
Return to Accrual Status	(3,560)	(4,272)	(24)	(1,748)	—
Sales of Foreclosed Real Estate	—	(248)	(458)	(1,300)	(83)
Charge-offs/Write-downs	(74)	(256)	(142)	(93)	(133)
Total Reductions	(7,035)	(10,788)	(3,097)	(4,332)	(1,236)
Balance at End of Quarter	$16,280	$22,015	$28,801	$29,545	$29,450

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2016	2016	2015	2016	2015
Balance at Beginning of Period	$111,249	$108,952	$113,348	$108,952	$114,575
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(204)	(257)	(255)	(461)	(490)
Consumer
Residential Mortgage	(79)	(205)	(54)	(284)	(613)
Home Equity	17	(643)	(211)	(626)	(427)
Automobile	(1,372)	(1,560)	(1,237)	(2,932)	(2,665)
Other [1]	(2,117)	(2,222)	(1,739)	(4,339)	(3,389)
Total Loans and Leases Charged-Off	(3,755)	(4,887)	(3,496)	(8,642)	(7,584)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	403	6,867	456	7,270	1,102
Commercial Mortgage	14	14	14	28	28
Construction	—	23	8	23	16
Lease Financing	1	1	8	2	76
Consumer
Residential Mortgage	279	201	96	480	438
Home Equity	322	513	566	835	1,447
Automobile	541	592	396	1,133	890
Other [1]	450	473	497	923	905
Total Recoveries on Loans and Leases Previously Charged-Off	2,010	8,684	2,041	10,694	4,902
Net Loans and Leases Recovered (Charged-Off)	(1,745)	3,797	(1,455)	2,052	(2,682)
Provision for Credit Losses	1,000	(2,000)	—	(1,000)	—
Provision for Unfunded Commitments	—	500	—	500	—
Balance at End of Period [2]	$110,504	$111,249	$111,893	$110,504	$111,893

Components
Allowance for Loan and Lease Losses	$103,932	$104,677	$106,006	$103,932	$106,006
Reserve for Unfunded Commitments	6,572	6,572	5,887	6,572	5,887
Total Reserve for Credit Losses	$110,504	$111,249	$111,893	$110,504	$111,893

Average Loans and Leases Outstanding	$8,205,104	$7,940,097	$7,300,506	$8,072,600	$7,177,467

Ratio of Net Loans and Leases Charged-Off (Recovered) to
Average Loans and Leases Outstanding (annualized)	0.09%	-0.19%	0.08%	-0.05%	0.08%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.25%	1.30%	1.43%	1.25%	1.43%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended June 30, 2016
Net Interest Income	$60,041	$38,151	$6,037	$(679)	$103,550
Provision for Credit Losses	2,006	(258)	(5)	(743)	1,000
Net Interest Income After Provision for Credit Losses	58,035	38,409	6,042	64	102,550
Noninterest Income	21,771	6,438	15,946	2,364	46,519
Noninterest Expense	(50,758)	(17,762)	(14,780)	(2,771)	(86,071)
Income Before Provision for Income Taxes	29,048	27,085	7,208	(343)	62,998
Provision for Income Taxes	(10,402)	(9,608)	(2,667)	3,924	(18,753)
Net Income	$18,646	$17,477	$4,541	$3,581	$44,245
Total Assets as of June 30, 2016	$5,076,204	$3,239,572	$282,143	$7,262,982	$15,860,901

Three Months Ended June 30, 2015 [1]
Net Interest Income	$50,550	$35,886	$4,335	$7,011	$97,782
Provision for Credit Losses	1,727	(266)	(8)	(1,453)	—
Net Interest Income After Provision for Credit Losses	48,823	36,152	4,343	8,464	97,782
Noninterest Income	20,809	5,892	15,680	3,544	45,925
Noninterest Expense	(49,158)	(16,720)	(14,572)	(3,124)	(83,574)
Income Before Provision for Income Taxes	20,474	25,324	5,451	8,884	60,133
Provision for Income Taxes	(7,219)	(8,958)	(2,017)	(785)	(18,979)
Net Income	$13,255	$16,366	$3,434	$8,099	$41,154
Total Assets as of June 30, 2015 [1]	$4,404,619	$2,985,351	$204,253	$7,653,820	$15,248,043

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Six Months Ended June 30, 2016
Net Interest Income	$118,051	$76,499	$12,489	$(465)	$206,574
Provision for Credit Losses	4,841	(6,884)	(11)	1,054	(1,000)
Net Interest Income After Provision for Credit Losses	113,210	83,383	12,500	(1,519)	207,574
Noninterest Income	42,578	14,038	29,970	16,140	102,726
Noninterest Expense	(103,499)	(35,030)	(30,207)	(4,721)	(173,457)
Income Before Provision for Income Taxes	52,289	62,391	12,263	9,900	136,843
Provision for Income Taxes	(18,629)	(22,264)	(4,537)	3,042	(42,388)
Net Income	$33,660	$40,127	$7,726	$12,942	$94,455
Total Assets as of June 30, 2016	$5,076,204	$3,239,572	$282,143	$7,262,982	$15,860,901

Six Months Ended June 30, 2015 [1]
Net Interest Income	$98,899	$70,160	$8,636	$16,857	$194,552
Provision for Credit Losses	3,450	(731)	(17)	(2,702)	—
Net Interest Income After Provision for Credit Losses	95,449	70,891	8,653	19,559	194,552
Noninterest Income	39,917	11,544	30,407	16,364	98,232
Noninterest Expense	(99,498)	(34,607)	(29,161)	(7,223)	(170,489)
Income Before Provision for Income Taxes	35,868	47,828	9,899	28,700	122,295
Provision for Income Taxes	(12,745)	(16,824)	(3,662)	(5,468)	(38,699)
Net Income	$23,123	$31,004	$6,237	$23,232	$83,596
Total Assets as of June 30, 2015 [1]	$4,404,619	$2,985,351	$204,253	$7,653,820	$15,248,043

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2016	2016	2015	2015	2015
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$82,323	$80,895	$78,122	$75,874	$73,565
Income on Investment Securities
Available-for-Sale	10,521	10,814	10,829	10,192	10,273
Held-to-Maturity	20,168	20,391	21,722	20,689	22,832
Deposits	2	4	1	2	2
Funds Sold	618	753	315	291	268
Other	153	212	381	312	310
Total Interest Income	113,785	113,069	111,370	107,360	107,250
Interest Expense
Deposits	3,081	2,886	2,443	2,410	2,405
Securities Sold Under Agreements to Repurchase	6,134	6,153	6,246	6,307	6,440
Funds Purchased	3	3	3	3	3
Other Debt	1,017	1,003	1,034	749	620
Total Interest Expense	10,235	10,045	9,726	9,469	9,468
Net Interest Income	103,550	103,024	101,644	97,891	97,782
Provision for Credit Losses	1,000	(2,000)	1,000	—	—
Net Interest Income After Provision for Credit Losses	102,550	105,024	100,644	97,891	97,782
Noninterest Income
Trust and Asset Management	12,707	11,256	11,243	11,907	12,355
Mortgage Banking	4,088	3,189	3,130	3,291	3,469
Service Charges on Deposit Accounts	8,150	8,443	8,663	8,669	8,203
Fees, Exchange, and Other Service Charges	13,978	13,444	13,764	13,340	13,352
Investment Securities Gains (Losses), Net	(312)	11,180	(181)	24	86
Annuity and Insurance	2,006	1,901	2,014	1,721	1,885
Bank-Owned Life Insurance	1,551	1,548	1,608	1,609	2,088
Other	4,351	5,246	4,525	2,660	4,487
Total Noninterest Income	46,519	56,207	44,766	43,221	45,925
Noninterest Expense
Salaries and Benefits	50,289	50,514	47,997	46,576	47,610
Net Occupancy	7,158	7,003	4,876	7,403	8,605
Net Equipment	5,065	5,409	5,244	4,804	4,826
Data Processing	3,972	3,951	5,106	3,920	3,673
Professional Fees	2,047	2,639	2,803	2,258	2,265
FDIC Insurance	2,144	2,352	2,322	2,139	2,068
Other	15,396	15,518	17,379	24,788	14,527
Total Noninterest Expense	86,071	87,386	85,727	91,888	83,574
Income Before Provision for Income Taxes	62,998	73,845	59,683	49,224	60,133
Provision for Income Taxes	18,753	23,635	16,851	14,948	18,979
Net Income	$44,245	$50,210	$42,832	$34,276	$41,154

Basic Earnings Per Share	$1.04	$1.17	$1.00	$0.79	$0.95
Diluted Earnings Per Share	$1.03	$1.16	$0.99	$0.79	$0.95

Balance Sheet Totals
Loans and Leases	$8,331,469	$8,065,610	$7,878,985	$7,689,772	$7,428,438
Total Assets	15,860,901	15,654,695	15,455,016	15,164,123	15,248,043
Total Deposits	13,643,807	13,488,892	13,251,103	12,936,962	13,090,695
Total Shareholders' Equity	1,157,219	1,138,753	1,116,260	1,098,354	1,082,939

Performance Ratios
Return on Average Assets	1.14%	1.30%	1.11%	0.89%	1.10%
Return on Average Shareholders' Equity	15.56	17.88	15.41	12.45	15.33
Efficiency Ratio [1]	57.35	54.88	58.55	65.12	58.16
Net Interest Margin [2]	2.85	2.86	2.85	2.77	2.81

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Five Months Ended		Year Ended
($ in millions; jobs in thousands)	May 31, 2016		December 31, 2015		December 31, 2014
Hawaii Economic Trends
State General Fund Revenues [1]	$2,601.0	4.4%	$5,998.6	8.4%	$5,535.7	1.6%
General Excise and Use Tax Revenue [1]	$1,351.1	3.3%	$3,141.5	5.4%	$2,979.8	2.5%
Jobs [2]	665.8		658.8		643.7

				June 30,	December 31,
(spot rates)				2016	2015	2014
Unemployment [3]
Statewide, seasonally adjusted				3.3%	3.2%	4.0%

Oahu				3.6	2.7	3.5
Island of Hawaii				5.0	3.7	4.7
Maui				3.9	3.1	3.8
Kauai				4.0	3.5	4.3

			June 30,	December 31,
(percentage change, except months of inventory)			2016	2015	2014	2013
Housing Trends (Single Family Oahu) [4]
Median Home Price			6.1%	3.7%	3.8%	4.8%
Home Sales Volume (units)			7.8%	5.2%	(0.8)%	4.6%
Months of Inventory			3.0	2.6	2.6	2.7

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2
December 31, 2015				794.2		3.7
November 30, 2015				661.4		3.7
October 31, 2015				692.9		4.8
September 30, 2015				652.6		4.7
August 31, 2015				755.9		2.9
July 31, 2015				816.3		5.6
June 30, 2015				767.9		6.0
May 31, 2015				709.7		9.3
April 30, 2015				677.8		2.3
March 31, 2015				780.1		7.0
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)
December 31, 2014				766.0		6.3
November 30, 2014				638.0		2.2
October 31, 2014				661.0		3.2
September 30, 2014				623.1		4.2
August 31, 2014				734.7		(1.9)
July 31, 2014				772.8		2.0
June 30, 2014				724.5		1.1
May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.